Exhibit 99.1

One Ameren Plaza 1901 Chouteau Avenue St. Louis, MO 63103

Contact:

Media	Analysts	Investors
Sean Vanslyke (309) 677-5489 svanslyke@ameren.com	Doug Fischer (314) 554-4859 dfischer@ameren.com invest@ameren.com	Investor Services 800-255-2237

FOR IMMEDIATE RELEASE

Ameren Announces Plans to Reorganize Illinois Utilities

St. Louis, Mo., March 15, 2010—Ameren Corporation (NYSE: AEE) today announced that it plans to reorganize its three Illinois electric and gas utilities—AmerenCIPS, AmerenCILCO and AmerenIP—into a single public utility that would do business as “Ameren Illinois.” As the first step in accomplishing this reorganization, Ameren and its subsidiaries will file an application with the Federal Energy Regulatory Commission (FERC) and notices with the Illinois Commerce Commission (ICC). The Ameren Illinois utilities intend to complete the reorganization by Oct. 1, 2010.

The legal name for the combined utility would be Ameren Illinois Company; it would be a direct subsidiary of Ameren. The reorganization would not affect current rates customers pay or levels of service.

“The merger of AmerenCIPS, AmerenCILCO and AmerenIP into one utility is the logical next step in the evolution of our business in Illinois,” said Thomas R. Voss, president and chief executive officer of Ameren Corporation. “For the last several years, we have been moving toward operating our Illinois utilities as one company in order to reduce the cost of operations and gain efficiencies for our customers.”

Customers will not see any immediate effect of this change on their service or rates. Eventually, the reorganization and related synergies will enable enhanced conveniences for customers, such as a single 800 number for use in reporting outages or getting account information. The reorganization is also expected to reduce customer confusion for those customers who currently receive bills from two of the utilities, increase operating efficiencies and reduce administrative work associated with maintaining three utilities.

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“The reorganization will enable us to pursue customer enhancement opportunities and eventually achieve additional economies of scale,” said Scott A. Cisel, chairman, president and chief executive officer of Ameren’s Illinois utilities. “Because electric and certain gas customers can shop for energy in the competitive market, our sole focus is to efficiently deliver energy safely, reliably and cost-effectively. We will continue to make prudent, timely investments in the equipment and infrastructure it takes to move that energy across thousands of miles of wire and pipeline to our customers’ homes and businesses, as well as to quickly restore service following unanticipated events, such as storms and floods.”

As a single public utility, Ameren Illinois will:

•	Establish its headquarters in Peoria, Ill.;

•	Serve all or part of 85 of Illinois’ 102 counties;

•	Rank as the second largest Illinois electricity delivery operation in total number of customers (1.2 million);

•	Rank as the third largest Illinois natural gas distribution operation in total number of customers (813,000);

•	Operate 45,000 miles of electric distribution lines; and

•	Operate 18,000 miles of natural gas distribution and transmission mains.

“Stakeholders throughout the state have expressed strong preference for uniformity among our three utilities,” said Cisel. “The filing and notices with the FERC and the ICC are important steps toward achieving this goal. This reorganization will enhance our ability to continue to deliver safe, reliable service to the electric and gas customers we serve in downstate Illinois.”

Further details on the reorganization will be provided in a Form 8-K report to be filed today with the Securities and Exchange Commission.

The three Ameren Illinois utilities have been providing safe, reliable energy delivery service for more than a century. The Ameren Illinois utilities deliver energy to 1.2 million electric and 813,000 natural gas customers in more than 1,100 communities within a 43,700-square-mile service territory throughout downstate Illinois.

With assets of $24 billion, Ameren serves approximately 2.4 million electric customers and almost one million natural gas customers in a 64,000-square-mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 16,300 megawatts.

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Forward-Looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release, in our filings with the SEC and in the joint information statement/prospectus that will be included in the registration statement that AmerenCIPS will file with the SEC in connection with the Merger, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

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regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of pending AmerenCIPS, AmerenCILCO and AmerenIP rate proceedings, and future rate proceedings or legislative actions that seek to limit or reverse rate increases;

•	the effects of, or changes to, the Illinois power procurement process;

•	changes in laws and other governmental actions, including monetary and fiscal policies;

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changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Energy Marketing Company;

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the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

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the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion in light of regulatory lag;

•	the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

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the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	prices for power in the Midwest, including forward prices;

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•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•	disruptions of the capital markets or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	the impact of system outages;

•	generation plant construction, installation and performance;

•	impairments of long-lived assets or goodwill;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

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the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases and energy efficiency, will be enacted over time, which could limit, or terminate, the operation of certain of our generating units, increase our costs, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ facilities or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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